Exhibit 10.3

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons and entities named below agrees to the joint filing of this Schedule 13D with respect to the shares of Common Stock, no par value, of Borealis Foods Inc., a corporation incorporated under the laws of Ontario, and further agrees that this Joint Filing Agreement be filed with the Securities and Exchange Commission as an exhibit to such filing; provided no such person or entity shall be responsible for the completeness of any other person or entity making the filing unless such person or entity knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)). This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the persons and entities named below have executed this Joint Filing Agreement as of the date set forth below.

Dated as of February 14, 2024

/s/ Reza Soltanzadeh
Reza Soltanzadeh

/s/ Leila Rasoulian
Leila Rasoulian

Zagros Alpine Capital ULC

By:	/s/ Reza Soltanzadeh
Name:	Reza Soltanzadeh
Title:	President